SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2012

JONES LANG LASALLE INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2012, Jones Lang LaSalle Incorporated, a Maryland corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the underwriters named therein (together, the “Underwriters”) relating to the issuance and sale by the Company of $275,000,000 aggregate principal amount of 4.400% Senior Notes due 2022 (the “Notes”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase, the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make in respect of any such liabilities.

The closing of the underwritten public offering of the Notes under the terms of the Underwriting Agreement (the “Offering”) occurred on November 9, 2012. The Company received proceeds from the Offering, net of underwriting discounts and estimated expenses, of approximately $271.4 million, which the Company intends to use for general corporate purposes, but initially to reduce the outstanding borrowings under the Company’s $1.1 billion revolving credit facility. Additional details related to the Offering may be found in the prospectus supplement dated November 6, 2012 (the “Prospectus Supplement”), which was filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2012.

The Notes were issued under, and are governed by the terms of, the Indenture, dated as of November 9, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 9, 2012, between the Company and the Trustee (the “Supplemental Indenture,” and the Base Indenture, as so supplemented, the “Indenture”).

The Notes will mature on November 15, 2022. The Notes will bear interest at an annual rate of 4.400%, subject to adjustment from time to time if a credit rating agency downgrades (or subsequently upgrades) the credit rating assigned to the Notes, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2013.

The Company may redeem the Notes, at any time in whole or from time to time in part (i) prior to August 15, 2022, at a “make-whole” redemption price, plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the redemption date, and (ii) on or after August 15, 2022, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event.

The Indenture contains covenants that limit the ability of the Company and its subsidiaries to, among other things (i) create liens on assets to secure indebtedness for borrowed money, (ii) enter into sale and leaseback transactions and (iii) in the case of the Company, merge or consolidate with, or transfer all or substantially all of its assets to, another person or entity. These covenants are, however, subject to important limitations and exceptions under the Indenture.

The Indenture contains customary events of default. If an event of default (other than an event of default arising from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to the Notes, the Trustee or the holders of at least 25% of the principal amount of the Notes then outstanding may declare the Notes to be due and payable immediately. In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will automatically become immediately due and payable.

The Notes have been registered under the Securities Act pursuant to an automatically effective registration statement on Form S-3 (Registration No. 333-182399) filed with the Commission on June 28, 2012. The above descriptions of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes are

summaries and are qualified in their entirety by the terms of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes. Copies of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture (including the form of the Notes) are attached as exhibits 1.1, 4.1 and 4.2, respectively, hereto and incorporated by reference herein.

From time to time in the ordinary course of their respective businesses, certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and dealings in the ordinary course of business with the Company and the Company’s affiliates for which they have received, or may in the future receive, customary fees and commissions. Affiliates of certain of the Underwriters act as agents and/or lenders under the Company’s credit facility and will receive a portion of the net proceeds of the Offering in connection with the partial repayment of borrowings under the Company’s credit facility.

The Trustee or its affiliates may from time to time in the future provide banking and other services to the Company in exchange for a fee. The Bank of New York Mellon, an affiliate of the Trustee, is a lender under the Company’s credit facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Underwriting Agreement included as Exhibit 1.1 to this Current Report on Form 8-K contains representations and warranties by the Company. These representations and warranties were made solely for the benefit of the other parties to the Underwriting Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Underwriting Agreement by disclosures that were made to the other parties in connection with the negotiation of the Underwriting Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Underwriting Agreement or such other date or dates as may be specified in the Underwriting Agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 6, 2012, by and between the Company and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein

4.1	Indenture, dated as of November 9, 2012, between the Company and The Bank of New York Mellon Trust Company, National Association

4.2	First Supplemental Indenture (including the form of 4.400% Senior Notes due 2022), dated as of November 9, 2012, between the Company and The Bank of New York Mellon Trust Company, National Association

5.1	Opinion of Foley & Lardner LLP

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2012	JONES LANG LASALLE INCORPORATED

	By:	/s/ Joseph J. Romenesko
Joseph J. Romenesko
Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 6, 2012, by and between the Company and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein

4.1	Indenture, dated as of November 9, 2012, between the Company and The Bank of New York Mellon Trust Company, National Association

4.2	First Supplemental Indenture (including the form of 4.400% Senior Notes due 2022), dated as of November 9, 2012, between the Company and The Bank of New York Mellon Trust Company, National Association

5.1	Opinion of Foley & Lardner LLP

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)